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                                                                     EXHIBIT 5.1

                                ROPES & GRAY LLP
                             ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2624
                                 (617) 951-7000
                               FAX: (617) 951-7050



                                                                December 5, 2003


Precision Optics Corporation, Inc.
22 East Broadway Street
Gardner, Massachusetts 01440

         This opinion is furnished to you in connection with a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 100,000 shares of Common Stock, $0.01 par value per share (the "Shares"), of Precision Optics Corporation, Inc., a Massachusetts corporation (the "Company"). The Shares are issuable pursuant to awards granted under the Company's Amended and Restated 1997 Incentive Plan (the "Plan").

         We are familiar with the actions taken by the Company in connection with the adoption of the Plan. For purposes of our opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary. The opinions expressed below are limited to the laws of the Commonwealth of Massachusetts.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares have been issued and sold, and the consideration therefor has been received by the Company, in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to your filing this opinion as an exhibit to the Registration Statement. Our consent shall not be deemed an admission that we are experts whose consent is required under Section 7 of the Securities Act of 1933.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                        Very truly yours,

                                        /s/ Ropes & Gray LLP
                                        ---------------------------------
                                        Ropes & Gray LLP